Exhibit 99.1

Sequential Brands Group Announces Closing of Galaxy Brand Holdings Acquisition

Transformational Acquisition Increases Sequential’s Annual Global Retail Sales from Approximately $1 Billion to Nearly $2 Billion

•	2014 fiscal year projected revenue increased from range of $28 to $30 million to range of $36 to $40 million

•	2014 fiscal year projected adjusted EBITDA margin increased from 55% to 60%

•	Projecting forward looking twelve month revenue run rate of $56 - $60 million

•	Projecting forward looking twelve month adjusted EBITDA run rate of $36 - $40 million

•	Two cornerstone licensees for Avia and AND1 renewed and extended before Closing

•	Total future contractual guaranteed royalty minimums in excess of $200 million from all twelve brands in the Company’s portfolio

NEW YORK, August 18, 2014 (Globe Newswire) - Sequential Brands Group, Inc. (Nasdaq: SQBG) (“Sequential” or the “Company”) announced today that it has closed on the acquisition of Galaxy Brand Holdings, Inc. (“Galaxy”), a portfolio company of The Carlyle Group, for a purchase price of approximately $100 million in cash, 13.75 million shares of common stock of the Company, and certain performance based warrants.

In the transaction, Sequential has acquired four well-known consumer brands including fitness brand Avia® and basketball brand AND1®.

Yehuda Shmidman, Chief Executive Officer of Sequential commented, “In just over two years, Sequential Brands Group has become one of the largest brand management and licensing organizations in the industry.  In addition to growing the brand portfolio from under $100 million in retail sales to nearly $2 billion globally, we have also focused on building a best-in-class platform for future growth.  All told, we believe we are incredibly well positioned to achieve our three-year goal of approximately $3.5 billion in retail sales equating to $100 million in annual revenue and $70 million in annual adjusted EBITDA.”

In connection with the transaction, The Carlyle Group has become a significant shareholder in Sequential, and Rodney Cohen, Carlyle Managing Director and Co-Head of Carlyle Equity Opportunity Fund, has joined Sequential's Board of Directors.

Financial Update:

For the Fiscal Year 2014, the Company is increasing its projected revenue from $28 - $30 million to $36 - $40 million and increasing its projected adjusted EBITDA margin from 55% to 60%.

On a combined basis, the Company is projecting forward 12-month royalty revenues of $56 - $60 million and $36 - $40 million of adjusted EBITDA from the total brand portfolio of 12 brands.

Financing for the Galaxy acquisition was provided by Bank of America (“BofA”) and GSO Capital Partners LP (“GSO”), an affiliate of Blackstone Group. The Company amended its existing debt facility with BofA and entered into a new second lien facility with GSO, totaling approximately $180 million in the aggregate. Additionally, following the issuance of the share consideration for the Galaxy transaction, the Company’s diluted share count is now approximately 40 million.

The Company has more than $200 million of aggregate contractual guaranteed minimum royalties under its existing licenses as of August 15, 2014, including minimums under two new 5 year renewals signed prior to the closing of the acquisition with Galaxy’s two largest licensees, ES Originals (for footwear) and High Life (for apparel).

Similar to the Company's 2013 results, the Company expects revenue for 2014 to be weighted to the fourth quarter due to seasonality in the businesses of many of the Company's licensees and the timing of the close of the Galaxy transaction.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently includes Avia®, AND1®, Ellen Tracy®, William Rast®, Revo®, Caribbean Joe®, Heelys®, DVS®, The Franklin Mint®, Nevados®, People's Liberation® and Linens 'N Things®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. A reconciliation of these non-GAAP measures to their nearest comparable GAAP measure is included in the tables following this press release. As described more fully below, we believe the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating our financial condition and results of operations. The non-GAAP financial measures disclosed should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements including statements as to our expected revenues, adjusted EBITDA, run rate and royalties, are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Our actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," “forecasts,” “projects,” “aims,” “targets,” "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); general economic, market, or business conditions; changes in the Company’s competitive position or competitive actions by other companies; the Company’s ability to maintain strong relationships with its licensees and retail partners; the Company’s ability to retain key personnel; the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; the Company’s ability to successfully attract new brands; the Company’s ability to identify suitable targets for acquisitions; the Company’s ability to obtain financing for the acquisitions on commercially reasonable terms; the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company’s future cash flows, results of operations and financial condition and decrease its operating flexibility;  the Company’s ability to integrate successfully the new acquisitions into its ongoing business; and the ability to achieve the anticipated results of these and other potential acquisitions; the Company’s largest stockholders control a significant percentage of the Company’s common stock and appointed two members to the Company’s board of directors, which may enable them to exert influence over corporate transactions and matters affecting the rights of the Company’s stockholders; the Company’s ability to comply with government regulations; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the Company’s control. Refer to section entitled "Risk Factors" set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure Reconciliation

(in thousands)

	(Unaudited)
	For the year ending December 31, 2014
	High	Low

GAAP net income	$2,660	$1,160

Adjustments:
interest expense excluding write off of deferred financing costs	8,279	8,279
Depreciation and amortization	1,219	1,219
Taxes	1,776	876
Estimated deal costs and other (a)	6,041	6,041
Brand Matter LLC purchase price adjustment (b)	550	550
Write-off of deferred financing costs (c)	1,615	1,615
Non-cash mark-to-market restricted stock expense (d)	361	361
Non-cash compensation (e)	1,500	1,500
	21,340	20,440

Adjusted EBITDA (1)	$24,000	$21,600

	(Unaudited)
	For the year ending December 31, 2014
	High	Low

GAAP net income	$2,660	$1,160

Adjustments:
Estimated deal costs and other (a)	6,041	6,041
Brand Matter LLC purchase price adjustment (b)	550	550
Write-off of deferred financing costs (c)	1,615	1,615
Non-cash mark-to-market restricted stock expense (d)	361	361
Tax effect of above items	(2,955)	(2,955)
Total non-GAAP adjustments	5,611	5,611

Non-GAAP net income (2)	$8,271	$6,771

	(Unaudited)
	For the year ending December 31, 2014
DILUTED EPS:	High	Low

GAAP earnings per share	$0.08	$0.04

Adjustments:
Estimated deal costs and other (a)	$0.19	$0.19
Brand Matter LLC purchase price adjustment (b)	$0.02	$0.02
Write-off of deferred financing costs (c)	$0.05	$0.05
Non-cash mark-to-market restricted stock expense (d)	$0.01	$0.01
Tax effect of above items	$(0.09)	$(0.09)
Total non-GAAP adjustments	$0.18	$0.18

Non-GAAP earnings per share (2)	$0.26	$0.21

(1)	Adjusted EBITDA is defined as net income, excluding interest income or expense, income taxes, depreciation and amortization, and excluding discontinued operations, deal costs, non-cash compensation and Brand Matter LLC purchase price adjustment. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.
(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding discontinued operations, deal costs, non-cash interest and taxes, mark-to-market adjustments to non-cash stock-based compensation provided to consultants and Brand Matter LLC purchase price adjustment. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis. Amounts may not foot due to rounding.
(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting that are not representative of the Company's day-to-day licensing business.
(b)	Represents the estimated settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.
(c)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.
(d)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to consultants.
(e)	Excludes future mark-to-market restricted stock expense adjustments and earn-out of employee performance stock based awards.

Non-GAAP Financial Measure Reconciliation

(in thousands)

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)
	High	Low

GAAP net income	$10,140	$7,640

Adjustments:
Cash interest expense, net	11,498	11,498
Non-cash interest expense	872	872
Depreciation and amortization	1,700	1,700
Taxes	6,084	4,584
Estimated deal costs and other (b)	6,041	6,041
Brand Matter LLC purchase price adjustment (c)	550	550
Write-off of deferred financing costs (d)	1,615	1,615
Non-cash compensation (e)	1,500	1,500
	29,859	28,359

Adjusted EBITDA (1)	$40,000	$36,000

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)
	High	Low

GAAP net income	$10,140	$7,640

Adjustments:
Estimated deal costs and other (b)	6,041	6,041
Brand Matter LLC purchase price adjustment (c)	550	550
Write-off of deferred financing costs (d)	1,615	1,615
Tax effect of above items	(3,077)	(3,077)
Total non-GAAP adjustments	5,128	5,128

Non-GAAP net income (2)	$15,269	$12,769

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)
DILUTED EPS:	High	Low

GAAP earnings per share	$0.25	$0.19

Adjustments:
Estimated deal costs and other (b)	$0.15	$0.15
Brand Matter LLC purchase price adjustment (c)	$0.01	$0.01
Write-off of deferred financing costs (d)	$0.04	$0.04
Tax effect of above items	$(0.08)	$(0.08)
Total non-GAAP adjustments	$0.13	$0.13

Non-GAAP earnings per share (2)	$0.38	$0.32

(1)	Adjusted EBITDA is defined as net income, excluding interest income or expense, income taxes, depreciation and amortization, and excluding estimated deal costs and other, write-off of deferred financing costs and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.
(2)	Non-GAAP net income and non-GAAP net income per share are non-GAAP financial measures which represent net income excluding estimated deal costs and other and write-off of deferred financing costs. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis. Amounts may not foot due to rounding.
(a)	Projected next twelve months for after the transaction closes.
(b)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting that are not representative of the Company's day-to-day licensing business.
(c)	Represents the estimated settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.
(d)	Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility.
(e)	Excludes future mark-to-market restricted stock expense adjustments and earn-out of employee performance stock based awards.

CONTACT:

Media Inquiries:

Jaime Cassavechia

212-518-4771 x108

jcassavechia@sbg-ny.com

Investor Relations Inquiries:

Gary Klein, Chief Financial Officer

646-564-2577

gklein@sbg-ny.com

Rachel Schacter/John Rouleau

203-682-8200

Rachel.schacter@icrinc.com